UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):     June 30, 2013

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code                (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 1, 2013, Aegion Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with a syndicate of banks, with Bank of America, N.A. serving as the administrative agent and JPMorgan Chase Bank, N.A. and U.S. Bank National Association serving as the co-syndication agents (the “New Facility”). Merrill Lynch Pierce Fenner & Smith Incorporated, JPMorgan Securities LLC and U.S. Bank National Association acted as joint lead arrangers and joint book managers in the syndication of the New Facility. In addition to Bank of America, JPMorgan Chase Bank, and U.S. Bank, the participating banks in the syndicate are Fifth Third Bank, Regions Bank, PNC Bank, BBVA Compass, HSBC Bank USA, KeyBank, Bank of the West, Branch Banking and Trust Company, Wells Fargo, BMO Harris, Comerica Bank, National Bank of Kuwait and Stifel Bank and Trust.

The New Facility consists of a $350.0 million term loan and a $300.0 million revolving line of credit, each with a maturity date of July 1, 2018. The Company has the ability to increase the amount of the borrowing commitment under the New Facility by up to $250.0 million in the aggregate. The New Facility is guaranteed by all of the domestic subsidiaries of the Company and is secured by substantially all of the personal property of the Company and its domestic subsidiaries and a pledge of equity interests in certain of the Company’s subsidiaries. In addition, at the election of the lenders exercisable at any time, the New Facility may also be secured by liens upon real property owned or leased by the Company and its subsidiaries.

At the Company’s election, borrowings under the New Facility will bear interest at either (i) a base rate (as defined in the Credit Agreement) plus an applicable margin ranging from 0.25% to 1.25%, or (ii) the British Bankers Association LIBOR Rate plus an applicable margin ranging from 1.25% to 2.25%. The applicable margins are determined quarterly based upon the Company’s consolidated leverage ratio.

The New Facility is subject to certain financial covenants, including a consolidated leverage ratio and a consolidated fixed charge coverage ratio. The New Facility also provides for events of default, including in the event of non-payment or certain defaults under other outstanding indebtedness of the Company.

This New Facility replaces the Company’s prior credit facility that was due to expire on August 31, 2016. Letters of credit that were outstanding as of July 1, 2013, under the expiring facility were converted to letter of credit borrowings under the New Facility. As of July 1, 2013, the Company had $18.7 million in letters of credit issued and outstanding, $10.4 million of which were collateral for the benefit of certain of the Company’s insurance carriers and $8.3 million was for letters of credit or bank guarantees of performance or payment obligations of foreign subsidiaries.

The entire amount of the term loan was drawn by the Company on July 1, 2013, for the following purposes: (1) to pay the $150.0 million cash purchase price for the acquisition of the Brinderson Entities (as defined in Item 2.01 below), which closed on July 1, 2013 and is described more fully in Item 2.01 below; (2) to retire $232.3 million in indebtedness outstanding under the Company’s prior credit facility; and (3) to fund expenses associated with the New Facility and the acquisition of the Brinderson Entities.

The foregoing description of the New Facility and the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by the Company on July 1, 2013, announcing the New Facility is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective July 1, 2013, the Company, through its subsidiaries, Energy & Mining Holding Company, LLC, a Delaware limited liability company, Brinderson Services, LLC, a Delaware limited liability company, and Brinderson Holdings, Inc., a Delaware corporation (together, the “Aegion Entities”), completed its acquisition of the outstanding equity of Brinderson, L.P., a California limited partnership, General Energy Services, a California corporation, and Brinderson Constructors Inc., a California corporation (together, the “Brinderson Entities”), from the equity holders of the Brinderson Entities (the “Sellers”) set forth in that certain Equity Purchase Agreement, dated June 24, 2013 (the “Purchase Agreement”), filed with the Company’s Current Report on Form 8-K filed June 25, 2013.

The purchase price paid for the outstanding equity was as follows: (1) $142.5 million in cash (reduced by certain payments to be made by the Aegion Parties on behalf of the Brinderson Entities); and (2) $7.5 million held in escrow as security for post-closing indemnification obligations of the Sellers. The purchase price is also subject to a post-closing working capital adjustment.

In connection with the closing of the acquisition, the parties entered into a First Amendment to the Purchase Agreement (the “First Amendment”) to amend certain provisions of the Purchase Agreement with respect to the escrow agent. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

A copy of the press release issued by the Company announcing the completion of the acquisition is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Credit Agreement, dated as of July 1, 2013, among Aegion Corporation, the Guarantors and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, filed herewith (confidential portions have been omitted and filed separately with the SEC)

10.2

First Amendment to Equity Purchase Agreement, dated as of June 30, 2013, by and between Energy & Mining Holding Company, LLC and Tim W. Carr, Southpac Trust International, Inc. and Richard B. Fontaine, Trustees of the BCSD Trust dated 1/28/93, as amended and restated, filed herewith

99.1	Press Release of Aegion Corporation, dated July 1, 2013

 *     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel
and Chief Administrative Officer

Date: July 5, 2013

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number	Description

10.1

Credit Agreement, dated as of July 1, 2013, among Aegion Corporation, the Guarantors and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, filed herewith (confidential portions have been omitted and filed separately with the SEC)

10.2

First Amendment to Equity Purchase Agreement, dated as of June 30, 2013, by and between Energy & Mining Holding Company, LLC and Tim W. Carr, Southpac Trust International, Inc. and Richard B. Fontaine, Trustees of the BCSD Trust dated 1/28/93, as amended and restated, filed herewith

99.1	Press Release of Aegion Corporation, dated July 1, 2013